Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of June 27, 2024 (the “Effective Date”), by and among Alumis Inc., a Delaware corporation (the “Company”), and AyurMaya Capital Management Fund, LP (the “Investor”).

RECITALS

WHEREAS, the Company has determined to raise $40,000,000.00 (the “Investment Amount”) through the sale of shares of its voting common stock, $0.0001 par value per share (“Common Stock”), to the Investor (the “Financing”).

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is prior to the effectiveness of the registration statement on Form S-1 (File No. 333-280068) initially filed on June 7, 2024, as subsequently amended on June 18, 2024 and June 24, 2024 (including all pre-effective amendments thereto and all post-effective amendments filed before execution of this Agreement, the “Initial Registration Statement,” and collectively with all exhibits thereto and including the information contained in the prospectus filed with the Securities and Exchange Commission (the “SEC’) pursuant to Rule 424(b) of the rules and regulations (the “Rules and Regulations”) promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and deemed by virtue of Rule 430A of the Rules and Regulations to be part of the Initial Registration Statement at the time it became effective is hereinafter, the “Registration Statement”), by the Company with the SEC for the Company’s initial public offering of Common Stock (“IPO”).

WHEREAS, the closing of the Financing (the “Closing”) shall take place on or before the 21st day after the closing of the IPO (the “Outside Date”) and at a price per share equal to the IPO price per share that the Common Stock is sold to the public in the IPO (the “IPO Price” and such time, the “IPO Closing Time”), as set forth on the cover of the final prospectus filed with the SEC.

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Leerink Partners LLC, Cantor Fitzgerald & Co. and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”).

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, shares of the Common Stock on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Purchase and Sale of Stock.

1.1.      Sale and Issuance of Stock. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, $40,000,000.00 of Common Stock at the IPO Price. The number of shares of Common Stock to be sold by the Company and purchased by the Investor hereunder (collectively, the “Shares”) shall equal the number of shares determined by dividing the Investment Amount by the IPO Price (rounded down to the nearest whole share). Payment of the purchase price (which shall be equal to the total number of Shares to be purchased by the Investor, as calculated pursuant to the immediately preceding sentence, multiplied by the IPO Price, rounded up to the nearest two decimal points) for the Shares (the “Purchase Price”) shall be made at the Closing (as defined below) by wire transfer of immediately available funds to the account specified in writing by the Company to the Investor, subject to the satisfaction of the conditions set forth in this Agreement. Payment of the Purchase Price for the Shares shall be made against delivery to the Investor of the Shares, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.

1.2. Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 of this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) on a business day that occurs on or before the Outside Date selected by the Investor.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date); provided, that, for this purpose, the representations and warranties of the Company shall be deemed to be updated and modified by the information included in the Registration Statement, including but not limited to the final prospectus relating to the IPO, a copy of which Registration Statement shall have been furnished to the Investor prior to the Closing and on which the Investor shall be entitled to rely.

2.1. Organization, Valid Existence and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3. Valid Issuance of Shares. The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer, other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (b) restrictions on transfer under the lock-up agreement entered into by the Investor for the benefit of the Underwriters in the IPO and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.4. Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of the Shares contemplated by this Agreement, except for the filing of notices of the sale of the Shares pursuant to Regulation D promulgated under the Securities Act, and applicable state securities laws. The Company is not in violation or default of (a) any provision of its certificate of incorporation or bylaws or (b) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except in the case of this clause (b) for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (a) a default in any material respect of any such instrument, judgment, order, writ or decree or (b) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.5. Capitalization. The Company’s capitalization was as set forth in the Registration Statement as of the date or dates stated therein.

2.6. Private Placement; Registration Rights. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor hereunder. The Company acknowledges and agrees that the Shares are deemed “Registrable Securities” under that certain Amended and Restated Investors’ Rights Agreement dated as of March 4th, 2024 by and among the Company and each of the investors listed on Schedule A attached thereto, as may be amended, amended and restated, supplemented or otherwise modified from time to time, and that it is under the obligation to register the Shares for resale on behalf of the Investor pursuant to such agreement.

2.7. Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

2.8 Registration Statement. The Registration Statement and any prospectus contained therein will not, as of the filing date of such Registration Statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. “Registration Statement” means the registration statement on Form S-1, including any prospectus filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1. Authorization. The Investor has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representations to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares acquired by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Shares.

3.3. No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.4. Disclosure of Information. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2 of this Agreement.

3.5. Investment Experience. The Investor understands that the purchase of the Shares involves substantial risk. The Investor : (a) has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment; and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons. The Investor represents that its principal place of business is located at the address on Exhibit A.

3.6. Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

3.7. Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the Securities Act in as much as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the Securities Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.8.       Restrictions on Transfer. The Investor agrees not to make any disposition of all or any portion of the Shares unless and until:

(a) the expiration of the period described in the lock-up agreement entered into by the Investor with the Underwriters, subject to such exceptions as may be permitted by the terms of such agreement; and

(b) (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

Notwithstanding the provisions of Section 3.8(b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to an affiliate of such Investor, or by the Investor that is from (i) a partnership to its partners or retired partners in accordance with partnership interests, (ii) a corporation to its stockholders in accordance with their interest in the corporation, (iii) a limited liability company to its members or former members in accordance with their interest in the limited liability company or (iv) an investment or venture capital fund to an affiliated investment or venture capital fund; provided, that, in any such case that the transfer complies with applicable securities laws and the transferee will be subject to the terms of this Section 3.8 to the same extent as if such transferee were an original Investor hereunder.

3.9.       Legends. It is understood that the certificates (if any) evidencing the Shares may bear one or all of the following legends (or substantially similar legends):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT EXECUTED BY THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SECURITIES MAY NOT BE TRADED FOR A PERIOD OF TIME AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SECURITIES.”

3.10. No Brokers. The Investor has not incurred, and will not incur in connection with the purchase of the Shares any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

4. Conditions to the Investor’s Obligations at Closing. The obligations of the Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written, oral or telephone communication to the Company or its counsel.

4.1. Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 of this Agreement shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect shall be true and accurate in every respect as of the Closing.

4.2. Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

4.3. IPO. The Registration Statement shall have been declared effective by the SEC. The Underwriters shall have purchased the Firm Shares (as defined in the Underwriting Agreement) at the IPO Price (less any underwriting discounts or commissions).

4.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5. Conditions to the Company’s Obligations at Closing. The obligations of the Company to the Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written, oral or telephone communication to the Investor or its counsel:

5.1. Representations and Warranties. The representations and warranties of the Investor contained in Section 3 of this Agreement shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2. Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3. Payment of the Purchase Price. The Investor shall have delivered the Purchase Price as specified in Section 1.1 of this Agreement.

5.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5.5. IPO. The Underwriters shall have purchased the Firm Shares at the IPO Price (less any underwriting discounts or commissions).

5.6. IPO Lock-up. The Investor shall have signed a lockup agreement in the form previously agreed upon by the Investor and the Underwriters. The Shares shall be subject to the terms of the lockup agreement.

6.       Miscellaneous.

6.1. Survival of Representations and Warranties. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

6.2. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of New York (without reference to the conflicts of law provisions thereof).

6.3. Counterparts; Facsimile Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4. Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.5. Notices. Unless otherwise provided herein, any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent as follows:

(a)       if to the Investor, at the Investor’s address set forth on Exhibit A hereto; and

(b)       if to the Company:

Alumis Inc.

280 East Grand Avenue

South San Francisco, California 94080

(650) 231-6625

Attention: Martin Babler, President and Chief Executive Officer

[***]

With a copy to (which shall not constitute notice):

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, California 94111

(415) 693-2000

Attention: Dave Peinsipp, Esq.

6.6. No Finder’s Fees. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

6.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

6.8. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

6.9. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.10. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement; provided, however, that the Underwriters shall be entitled to rely on the Company’s representations and warranties in Section 2 hereof, and on the Investor’s representations and warranties in Section 3 hereof, for purposes of establishing any due diligence or similar defense related to any claim, action or proceeding to which any of them may become subject as a result of acting as Underwriters in the IPO.

6.11. Costs, Expenses. The Company and the Investor will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.

6.12. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.13. Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the written consent of the Company and the Investor, (b) the withdrawal by the Company of the Registration Statement and (c) in the event that the Closing shall not have occurred on or before the Outside Date due to the Company's or the Investor’s failure to satisfy the conditions set forth in Sections 4 and 5 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

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In Witness Whereof, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

Company:

Alumis Inc.

By:	/s/ John Schroer
Name: John Schroer
Title: Chief Financial Officer

In Witness Whereof, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

INVESTOR:

AyurMaya Capital Management Fund, LP

By:	AyurMaya General Partner, LLC
Its:	General Partner

By:	/s/ David Goel
Name: David Goel
Title: Managing General Partner

Exhibit A

Schedule of Investors

Investor	Investment Amount
AyurMaya Capital Management Fund, LP 1000 Winter Street, Suite 4500 Waltham, MA 02451	$40,000,000.00
TOTAL:	$40,000,000.00